Exhibit 4.7
SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 31, 2007, among CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the “Issuer”), each of the parties identified as a New Subsidiary Guarantor on the signature pages hereto (each, a “New Subsidiary Guarantor” and collectively, the “New Subsidiary Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, as Trustee under the Indenture (the “Trustee”).
W I T N E S S E T H:
     WHEREAS the Issuer has heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of July 25, 2007, providing for the issuance of the 8 7/8% Senior Notes due 2015 (the “Securities”);
     WHEREAS, each of the undersigned New Subsidiary Guarantors has deemed it advisable and in its best interest to execute and deliver this Supplemental Indenture, and to become a New Subsidiary Guarantor under the Indenture;
     WHEREAS, following the merger of certain existing Subsidiary Guarantors with and into certain of the New Subsidiary Guarantors, certain of the New Subsidiary Guarantors are entering into this Supplemental Indenture pursuant to Section 5.01(b) of the Indenture;
     WHEREAS the entities listed on Schedule 1 hereto have been merged into existing Subsidiary Guarantors or New Subsidiary Guarantors, have ceased to exist and will therefore no longer be Subsidiary Guarantors under the Indenture;
     WHEREAS the Subsidiary Guarantors listed on Schedule 2 hereto have been converted into Delaware limited liability companies, and
     WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Trustee, the Issuer and the New Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture.
     NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the New Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
     SECTION 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.
     SECTION 2. Guaranties. Each New Subsidiary Guarantor hereby agrees to guarantee the Issuer’s obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture as a Subsidiary Guarantor.
     SECTION 3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, shall inure to the benefit of the Trustee and every Holder of Securities heretofore or hereafter authenticated and the Issuer, the Trustee and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
     SECTION 4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
     SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of this 31st day of December, 2007.

CHS/Community Health Systems, Inc. a Delaware corporation
By:	/s/ Rachel A. Seifert
Rachel A. Seifert
Senior Vice President, Secretary & General Counsel

CHS Kentucky Holdings, LLC,
a Delaware limited liability company

CHS Virginia Holdings, LLC,
a Delaware limited liability company

CHS Pennsylvania Holdings, LLC,
a Delaware limited liability company

Triad Indiana Holdings, LLC,
a Delaware limited liability company

Triad Nevada Holdings, LLC,
a Delaware limited liability company

Northampton Hospital Company, LLC,
a Delaware limited liability company

West Grove Hospital Company, LLC,
a Delaware limited liability company

Sunbury Hospital Company, LLC,
a Delaware limited liability company

Berwick Hospital Company, LLC,
a Delaware limited liability company

BH Trans Company, LLC,
a Delaware limited liability company

McKenzie Tennessee Hospital Company, LLC,
a Delaware limited liability company

Kirksville Hospital Company, LLC,
a Delaware limited liability company

Moberly Hospital Company, LLC,
a Delaware limited liability company

QHG of Bluffton Company, LLC,
a Delaware limited liability company

QHG of Warsaw Company, LLC,
a Delaware limited liability company

QHG of Fort Wayne Company, LLC, a Delaware limited liability company
By:	/s/ Rachel A. Seifert
Rachel A. Seifert
Senior Vice President and Secretary

U.S. Bank National Association, as Trustee
By:	/s/ Donna L. Williams
Donna L. Williams
Vice President

Schedule 1
Subsidiary Guarantors that no longer exist and
are no longer Subsidiary Guarantors under the Indenture:
1. CHS Holdings Corp.
2. Hallmark Holdings Corp.
3. NWI Hospital Holdings, LLC
4. Northampton Hospital Corporation
5. West Grove Hospital Corporation
6. Sunbury Hospital Corporation
7. CHS Berwick Hospital Corporation
8. BH Trans Corporation
9. McKenzie Hospital Corporation
10. Kirksville Hospital Corporation
11. Moberly Hospital, Inc.
12. QHG of Bluffton, Inc.
13. QHG of Warsaw, Inc.
14. QHG of Fort Wayne, Inc.

Schedule 2
Subsidiary Guarantors converted into Delaware Limited Liability Companies:
1.	Community Health Investment Corporation, a Delaware corporation, becomes Community Health Investment Company, LLC
2.	Hallmark Healthcare Corporation, a Delaware corporation, becomes Hallmark Healthcare Company, LLC
3.	Tennyson Holdings, Inc., a Delaware corporation, becomes Tennyson Holdings, LLC